SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934



(X)  Filed by the Registrant
( )  Filed by a Party other than the Registrant

Check the appropriate box:

( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                              EXOTECH INCORPORATED
                (Name of Registrant as Specified In Its Charter)



      (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
( )  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

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                              EXOTECH INCORPORATED
                               8502 DAKOTA DRIVE
                          GAITHERSBURG, MARYLAND 20877

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JUNE 27TH, 1996

                         -----------------------------

To the Shareholders of Exotech Incorporated:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Exotech Incorporated will be held at the corporate office, 8502 Dakota Drive, Gaithersburg, Maryland 20877 at 9:00 a.m., on June 27, 1996 for the following purposes:

(1) Election of Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualify;

(2) Consideration and transaction of such other business matters as may properly come before the Meeting or adjournment thereof.

   The Board of Directors has fixed the close of business on May 31, 1996 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. The list of shareholders entitled to vote will be available for examination by any shareholder in the corporate office for ten days prior to the Annual Meeting.

                                              By Order of the Board of Directors


                                           Calvin S. Koonce, Secretary

YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON, HOWEVER, IF YOU CANNOT DO SO, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Date: June 6, 1996

                        -------------------------------
                                 PROXY STATEMENT
                        -------------------------------

   This Proxy Statement is being furnished to the Shareholders of Exotech Incorporated (the "Company") in connection with the solicitation by the issuer of proxies to be used at the Annual Meeting of Shareholders scheduled to be held on June 27, 1996. The expense of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain officers and employees of the Company may solicit in person or by telephone or telegraph. The date of the first mailing of this Proxy Statement is June 10, 1996.

   Proxies in the form inclosed, properly executed by Shareholders, which are returned to the Company and not revoked, will be voted at such meeting. A Proxy may be revoked at any time before it is voted.

   The Annual Report of the Company for the fiscal year ended June 30, 1995, accompanies this Proxy Statement and is not considered a part hereof,

STOCK OWNERSHIP

   The record date as of which Shareholders are entitled to vote at this meeting is close of business on May 31, 1996, The Common Stock of the Company, $.01 par value, is the only class of securities entitled to vote at the Annual Meeting. At the close of business on May 31, 1996, 942,387 shares of Common Stock were outstanding, As far as is known to management of the Company, the only persons holding of record or beneficially more than 5% of the Common Stock of the Company are Carter C. Chinnis, Calvin S. Koonce, Robert G. Lyle, Denzil C. Pauli, Samuel Schalkowsky and William T. Stephens.


Name and Address                      Number of Shares              Percent
of Beneficial Owner                        Owned                    of class

Carter C. Chinnes
  303 N. Vine street
  Richmond, VA 23220                         91,444                   9.70%
Calvin S. Koonce
  6550 Rock Spring drive
  Bethesda, MD 20817                        102,100                  10.83%
Robert G. Lyle
  RR4 Box 485
  Leesburg, VA 20075                         68.242                   7.24%
Denzil C. Pauli
  13031 Bluhill Road
  Aspen Hill, MD  20906                     204,547                  21.71%
Samuel Schalkowsky
  4003 Woodlawn Road
  Chevy Chase, Md  20014                     92,076                   9.77%
William T. Stephens
  P.O. Box 1096
  McLean, VA  22101                         100,119                  10.62%


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



   All officers and directors as a group own a total of 170,342 shares, representing 18.08% of the Common Stock.

QUORUM AND VOTING

   The presence, in person or by Proxy, of the holders of a majority of the issued and outstanding Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting of Shareholders. Each share of Common Stock is Entitled to one vote.

ELECTION OF DIRECTORS

   Three directors are to be elected for a period of one year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

   The enclosed Proxy (unless otherwise directed) will be noted FOR the election of three nominees for directors named below. If any nominee shall be unable to serve, the Proxy will be voted for a nominee substituted by Management of the Company, and for other nominees below. The Management of the Company has no reason to believe that any nominee will be unable to serve. The following information as to shares of Common Stock owned by the representative nominee was furnished by them:

   Robert G. Lyle (67) - President and Chief Executive Officer of the Company. Chief Executive Officer of Exotech Research & Analysis, Inc. Director since 1976. Shares owned as of May 19, 1995 - 68,242.

   James G. Pauli (40) - Managing Consultant, Electronic Data Systems, Inc. Director since 1989.

   Andrew Wong (43) - Vice President, Marketing, GE Spacenet. Member, Board of Advisors, University of California, Engineering Department, Lawrence Livermore Laboratory.

   Messrs. Lyle and Pauli are currently directors of the Company and each has served continuously as a director since the date of the first election or appointment to such office as indicated above.

   Messrs. Pauli and Wong have taken new positions in their principal occupations in the past year. Prior to their current positions, Mr. Pauli was Management Analyst for Price Waterhouse (6 years), and Mr. Wong was Director, Business Development for Comsat Mobile Communications (4 Years). Mr. Lyle has been President and Chief Executive Officer of the Company since May 16, 1976 and as officer and employee of the Company or its subsidiary since 1972.

   In the fiscal year ended June 30, 1995, there were six Board Meetings with each of the directors attending at least five of the meetings.

   The Company does not have a standing compensation of nominating committee of the Board of Directors or other committees performing similar functions.

REMUNERATION OF OFFICERS AND DIRECTORS

   The following information is furnished with respect to the remuneration paid to officers and directors of the Company whose aggregate direct remuneration (on an accrual basis) exceed $60,000 during fiscal year 1995 as well as to all officers and directors as a group.

   No individual received aggregate remuneration exceeding $60,000. Directors and officers as a group of four persons: $51,000.00.

INDEPENDENT PUBLIC ACCOUNTANTS

   Since 1976 the Company has engaged the firm of Hoye, Graves, Bailey & Associates as its independent public accountants. On June 1, 1990, this firm merged with, and has taken the name of, Linton, Shafer & Co., P.A. They do not perform any non-audit services for the Company. no representative of this firm is planning to attend the Annual Meeting of shareholders.

   The Board of Directors has formed as Audit Committee which meets several times throughout the year and at least once each year with the independent auditors. The members of this Committee are Calvim S. Koonce and James G. Pauli. In addition to a thorough review of the monthly financial statements and cash flow projections, the Committee approves the appointment of the independent auditors and reviews the results of their annual audit. It has also reviewed the Company's internal control policies and believes them to be adequate. No other committees have been formed or are contemplated.

SHAREHOLDER PROPOSALS

   Shareholder proposals for inclusion in next year's (1996) proxy statement must be received by the Company no later than September 15, 1996.

OTHER MATTERS

   Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if and other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitute will vote in accordance with their best judgement on such matters.

                                              By order of the Board of Directors


                                           Calvin S. Koonce, Secretary

Date: June 7, 1996

REPORT TO SHAREHOLDERS:

         This Report presents the results of the Company's operations in the fiscal year ended June 30, 1995. It is a copy of the Company's Form 10-K Report filed with the U.S. Securities and Exchange Commission for the period.


         The past nine months has been a demanding period of uncertainties and challenges for the Company. Much of what had to be dealt with related to completion of design and development work for a new product, the Autoplate 4000, a microprocessor-controlled dispenser that deposits a precise amount of a liquid sample in a spiral pattern onto the surface of a rotating agar plate. This work was accomplished in the first half of the current fiscal year and fifteen of the new instruments were delivered during that period. Production of the product has been steadily improved in recent months with shipments of twenty additional units by the end of May 1996. Early indications are that the instrument is being well received in a very competitive market.

The present backlog of orders for the company's products at this date is $320,000, up 163% compared to one year earlier. Although working capital continues to be severely limited, the Company's management and employees continue to be committed to improving productivity and attaining profitability.






Robert G. Lyle, President and
Chief Executive Officer


June 7, 1996